Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined herein have the meanings assigned to them elsewhere in the Current Report on Form 8-K (the “Current Report”) to which this unaudited pro forma condensed combined financial information is attached.

Introduction

On January 15, 2026, Worthington Steel, Inc. (“Worthington Steel”), Worthington Steel GmbH (“BidCo”) and Klöckner & Co SE (“Klöckner”) entered into a Business Combination Agreement (“BCA”). Pursuant to the BCA, BidCo launched a voluntary public cash takeover offer (the “Offer”) to all shareholders of Klöckner to tender each issued and outstanding share of Klöckner. Subject to the terms and conditions of the BCA, BidCo will pay cash consideration equal to €11.00 for each Klöckner share validly tendered by Klöckner shareholders. The closing of the Offer is subject to certain closing conditions as stated in the offer document.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, except that Article 11 does not require the presentation of an unaudited pro forma condensed combined statement of earnings for the twelve months ended February 28, 2026. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined balance sheet as of February 28, 2026 combines the unaudited consolidated balance sheet of Worthington Steel as of February 28, 2026 with the unaudited consolidated statement of financial position of Klöckner as of March 31, 2026, giving effect to the acquisition as if it had been consummated on February 28, 2026.

The unaudited pro forma condensed combined statement of earnings for the nine months ended February 28, 2026 combines the unaudited consolidated statement of earnings of Worthington Steel for the nine months ended February 28, 2026 with the results of Klöckner for the period from July 1, 2025 to March 31, 2026, giving effect to the acquisition as if it had been consummated on June 1, 2024. The results of Klöckner for the period from July 1, 2025 to March 31, 2026 was derived from (i) the historical audited consolidated statement of income of Klöckner for the year ended December 31, 2025; plus (ii) the historical unaudited consolidated statement of income of Klöckner for the three months ended March 31, 2026; less (iii) the historical unaudited consolidated statement of income of Klöckner for the six months ended June 30, 2025.

The unaudited pro forma condensed combined statement of earnings for the year ended May 31, 2025 combines the audited consolidated statement of earnings of Worthington Steel for the year ended May 31, 2025 with the results of Klöckner for the period from July 1, 2024 to June 30, 2025, giving effect to the acquisition as if it had been consummated on June 1, 2024. The results of Klöckner for the period from July 1, 2024 to June 30, 2025 were derived from (i) the historical audited consolidated statement of income of Klöckner for the year ended December 31, 2024; plus (ii) the historical unaudited consolidated statement of income of Klöckner for the six months ended June 30, 2025; less (iii) the historical unaudited consolidated statement of income of Klöckner for the six months ended June 30, 2024.

The unaudited pro forma condensed combined statement of earnings for the twelve months ended February 28, 2026 combines the results of Worthington Steel for the period from March 1, 2025 to February 28, 2026 with the results of Klöckner for the period from April 1, 2025 to March 31, 2026, giving effect to the acquisition as if it had been consummated on June 1, 2024. The results of Worthington Steel for the period from March 1, 2025 to February 28, 2026 were derived from (i) the audited consolidated statement of earnings of Worthington Steel for year ended May 31, 2025; plus (ii) the unaudited consolidated statement of earnings of Worthington Steel for the nine months ended February 28, 2026; less (iii) the unaudited consolidated statement of earnings of Worthington Steel for the nine months ended February 28, 2025. The results of Klöckner for the period from April 1, 2025 to March 31, 2026 were derived from (i) the historical audited consolidated statement of income of Klöckner for the year ended December 31, 2025; plus (ii) the historical unaudited consolidated statement of income of Klöckner for the three months ended March 31, 2026; less (iii) the historical unaudited consolidated statement of income of Klöckner for the three months ended March 31, 2025.

The unaudited pro forma condensed combined financial information is derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes:

•	The historical unaudited consolidated financial statements of Klöckner as of and for the three months ended March 31, 2026;

•	The historical audited consolidated financial statements of Klöckner as of and for the year ended December 31, 2025;

•

The historical unaudited consolidated financial statements of Worthington Steel as of and for the nine months ended February 28, 2026, as included in Worthington Steel’s Quarterly Report on Form 10-Q filed with the SEC on April 9, 2026.

•

The historical audited financial statements of Worthington Steel as of and for the year ended May 31, 2025, as included in Worthington Steel’s Annual Report on Form 10-K filed with the SEC on July 29, 2025.

The historical financial statements of Worthington Steel have been prepared in accordance with U.S. GAAP and in its presentation and reporting currency of USD. The historical financial statements of Klöckner have been prepared in accordance with IFRS as adopted by the EU and in its presentation and reporting currency of EUR.

The unaudited pro forma condensed combined financial information should also be read together with Management’s Discussion and Analysis of Financial Condition and Results of Operations of Worthington Steel in the Annual Report on Form 10-K of Worthington Steel for the year ended May 31, 2025 and in the Quarterly Report on Form 10-Q for the nine months ended February 28, 2026.

Accounting for the Acquisition

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with U.S. GAAP. Worthington Steel has been treated as the acquirer for accounting purposes, and thus accounts for the acquisition of Klöckner by Worthington Steel pursuant to the BCA and the Offer (the “Klöckner Acquisition”) as a business combination in accordance with ASC 805, Business Combinations (“ASC 805”). The total purchase price will be allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The assets and liabilities of Klöckner have been measured based on various preliminary estimates using assumptions that Worthington Steel’s management believes are reasonable and based on currently available information. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information appearing below does not consider any potential effects of changes in market conditions on revenues or expense efficiencies, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the actual purchase price allocation that will be recorded upon completion of the Klöckner Acquisition.

The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Klöckner Acquisition and financing adjustments to fund the Klöckner Acquisition, which are discussed in further detail below. Amounts presented reflect the accounting for the Klöckner Acquisition by Worthington Steel. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to represent the combined company’s consolidated statement of earnings or consolidated financial position that would have occurred had the Klöckner Acquisition been consummated on the dates assumed or to project the combined company’s consolidated statement of earnings or consolidated financial position for any future date or period.

The accounting policies followed in preparing the unaudited pro forma condensed combined financial information are those used by Worthington Steel as set forth in the historical financial statements. A more comprehensive comparison and assessment will occur, which may result in the identification of differences that could be material. Worthington Steel has included certain presentation adjustments for consistency in the financial statement presentation. See Note 2 for more information.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may result from or be achieved because of the Klöckner Acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

Unaudited Pro Forma Condensed Combined Balance Sheet

(in millions of USD)

	As of February 28, 2026	As of March 31, 2026	As of February 28, 2026
	Worthington As Reported	Klöckner As Adjusted	Transaction Accounting Adjustments			Transaction Financing Adjustments			Pro Forma Combined
		(Note 2)
Assets
Current assets:
Cash and cash equivalents	$90.0	$61.6	(683.1)	(A	)	$1,351.7	(D	)	$499.5
			(19.0)	(B	)	(192.7)	(E	)
			(21.2)	(C	)	(87.8)	(F	)
Receivables, less allowances	461.6	1,002.6	(141.4)	(A	)				1,322.8
Inventories	435.6	1,372.2	(196.1)	(A	)				1,611.7
Income taxes receivable	2.7	46.1							48.8
Assets held for sale	0.6	17.2							17.8
Prepaid expenses and other current assets	116.0	166.9	(18.4)	(A	)				264.5

Total current assets	1,106.5	2,666.6	(1,079.2)			1,071.2			3,765.1
Investment in unconsolidated affiliate	119.8	—							119.8
Operating lease right-of-use assets	89.1	235.2	9.3	(A	)				333.6
Finance lease right-of-use assets, net of accumulated amortization	9.4	12.9	5.1	(A	)				27.4
Goodwill	103.3	97.6	(97.6)	(A	)				103.3
Other intangible assets, net of accumulated amortization	87.0	108.5	(108.5)	(A	)				87.0
Deferred income taxes	12.7	11.9	55.1	(A	)				79.7
Equity securities	101.3	—	(101.3)	(A	)				—
Other assets	8.5	359.8	(0.1)	(A	)				368.2
Property, plant and equipment, net	677.9	789.4	(245.3)	(A	)				1,222.0

Total assets	$2,315.5	$4,281.9	$(1,562.5)			$1,071.2			$6,106.1

Liabilities, mezzanine equity, and equity
Current liabilities:
Accounts payable	$401.9	$724.3	(85.0)	(A	)				$1,041.2
Short-term borrowings	192.7	152.8	(1.2)	(A	)	(192.7)	(E	)	63.8
						(87.8)	(F	)
Accrued compensation, contributions to employee benefit plans and related taxes	55.3	53.7	(10.8)	(A	)				91.2
			(7.0)	(C	)
Dividends payable	9.1	—							9.1
Other accrued items	43.8	107.8	(1.1)	(A	)				150.5
Current operating lease liabilities	11.3	49.7	(1.4)	(A	)				59.6
Current finance lease liabilities	2.4	2.1							4.5
Income taxes payable	2.0	30.7	(0.4)	(A	)				32.3
Current maturities of long-term debt	27.1	—							27.1

Total current liabilities	745.6	1,121.1	(106.9)			(280.5)			1,479.3
Other liabilities	57.3	30.9	(1.1)	(A	)				87.1
Long-term debt	31.6	899.7	(8.1)	(A	)	1,351.7	(D	)	2,274.9
Noncurrent operating lease liabilities	82.4	197.0	(0.8)	(A	)				278.6
Noncurrent finance lease liabilities	5.1	15.9							21.0
Deferred income taxes	36.1	113.6	—	(A	)				149.7

Total liabilities	958.1	2,378.2	(116.9)			1,071.2			4,290.6

Mezzanine equity:
Redeemable noncontrolling interest	96.8	—							96.8

Total mezzanine equity	96.8	—	—			—			96.8

Shareholders’ equity – controlling interest:
Preferred shares	—	—							—
Common shares	—	288.1	(288.1)	(A	)				—
Additional Paid-in Capital	916.7	656.9	(656.9)	(A	)				916.7
Retained Earnings	205.7	525.9	(525.9)	(A	)				172.5
			(19.0)	(B	)
			(14.2)	(C	)
Accumulated other comprehensive income (loss), net of taxes	2.1	424.9	(424.9)	(A	)				2.1

Total Shareholders’ equity - controlling interest	1,124.5	1,895.8	(1,929.0)			—			1,091.3
Noncontrolling interests	136.1	7.9	483.4	(A	)				627.4

Total equity	1,260.6	1,903.7	(1,445.6)			—			1,718.7

Total liabilities, mezzanine equity, and equity	$2,315.5	$4,281.9	$(1,562.5)			$1,071.2			$6,106.1

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

Unaudited Pro Forma Condensed Combined Statement of Earnings

(in millions of USD, except per share amounts)

	For the Nine Months Ended February 28, 2026	For the Period from July 1, 2025 to March 31, 2026	For the Nine Months Ended February 28, 2026
	Worthington As Reported	Klöckner As Adjusted	Transaction Accounting Adjustments		Transaction Financing Adjustments		Pro Forma Combined
		(Note 2)					USD
Net sales	$2,514.6	$4,707.1					$7,221.7
Cost of goods sold	2,230.1	4,386.0	(28.5)	(AA)			6,587.6

Gross margin	284.5	321.1	28.5		—		634.1
Selling, general and administrative expense	216.3	277.9	(4.0)	(AA)			490.2
Impairment of assets	2.1	1.9					4.0
Restructuring and other (income) expense, net	(7.0)	(6.7)					(13.7)

Operating income	73.1	48.0	32.5		—		153.6
Other income (expense):
Miscellaneous income (expense), net	9.9	21.7					31.6
Interest expense, net	(7.7)	(32.7)			(90.3)	(FF)	(122.0)
					6.0	(GG)
					2.7	(HH)
Equity in net income (loss) of unconsolidated affiliate	16.7	(0.6)					16.1

Earnings (loss) before income taxes	92.0	36.4	32.5		(81.6)		79.3
Income tax expense	21.1	18.8	6.8	(EE)	(17.1)	(EE)	29.6

Net earnings (loss)	70.9	17.6	25.7		(64.5)		49.7
Net earnings attributable to noncontrolling interests	4.9	—	16.5	(II)	0.8	(II)	22.2

Net earnings (loss) attributable to controlling interest	$66.0	$17.6	$9.2		$(65.3)		$27.5

Basic
Weighted average common shares outstanding	49.8						49.8

Earnings per common share attributable to controlling interest	$1.33						$0.55

Diluted
Weighted average common shares outstanding	50.7						50.7

Earnings per common share attributable to controlling interest	$1.30						$0.54

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

Unaudited Pro Forma Condensed Combined Statement of Earnings

(in millions of USD, except per share amounts)

	For the Year Ended May 31, 2025	For the Period from July 1, 2024 to June 30, 2025	For the Year Ended May 31, 2025
	Worthington As Reported	Klöckner As Adjusted	Transaction Accounting Adjustments		Transaction Financing Adjustments		Pro Forma Combined
		(Note 2)
Net sales	$3,093.3	$6,122.8					$9,216.1
Cost of goods sold	2,704.7	5,684.7	(36.1)	(AA)			8,353.3

Gross margin	388.6	438.1	36.1		—		862.8
Selling, general and administrative expense	231.6	344.6	(5.0)	(AA)			606.4
			19.0	(BB)
			14.2	(CC)
			2.0	(DD)
Impairment of assets	7.4	4.4					11.8
Restructuring and other (income) expense, net	2.6	37.6					40.2

Operating income	147.0	51.5	5.9		—		204.4
Other income (expense):	—	—					—
Miscellaneous income, net	3.8	21.2					25.0
Interest expense, net	(7.1)	(40.2)			(123.7)	(FF)	(158.5)
					8.9	(GG)
					3.6	(HH)
Equity in net income (loss) of unconsolidated affiliate	4.4	(1.9)					2.5

Earnings before income taxes	148.1	30.6	5.9		(111.2)		73.4
Income tax expense	28.8	81.2	1.2	(EE)	(23.4)	(EE)	87.8

Net earnings (loss)	119.3	(50.6)	4.7		(87.8)		(14.4)
Net earnings (loss) attributable to noncontrolling interests	8.6	—	(11.8)	(II)	1.1	(II)	(2.1)

Net earnings (loss) attributable to controlling interest	$110.7	$(50.6)	$16.5		$(88.9)		$(12.3)

Basic
Weighted average common shares outstanding	49.5						49.5

Earnings (loss) per common share attributable to controlling interest	$2.24						$(0.25)

Diluted
Weighted average common shares outstanding	50.5						49.5

Earnings (loss) per common share attributable to controlling interest	$2.19						$(0.25)

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

Unaudited Pro Forma Condensed Combined Statement of Earnings

(in millions of USD, except per share amounts)

	For the Period from March 1, 2025 to February 28, 2026	For the Period from April 1, 2025 to March 31, 2026	For the Twelve Months Ended February 28, 2026
	Worthington As Reported	Klöckner As Adjusted	Transaction Accounting Adjustments		Transaction Financing Adjustments		Pro Forma Combined
		(Note 2)					USD
Net sales	$3,347.5	$6,355.2					$9,702.7
Cost of goods sold	2,936.0	5,891.8	(37.8)	(AA)			8,790.0

Gross margin	411.5	463.4	37.8		—		912.7
Selling, general and administrative expense	275.2	368.0	(5.3)	(AA)			637.9
Impairment of assets	2.1	2.2	—	(AA)			4.3
Restructuring and other (income) expense, net	(5.3)	(3.5)					(8.8)

Operating income	139.5	96.7	43.1		—		279.3
Other income (expense):
Miscellaneous income (expense), net	15.6	25.4					41.0
Interest expense, net	(8.7)	(40.4)			(120.7)	(FF)	(158.1)
					8.1	(GG)
					3.6	(HH)
Equity in net income (loss) of unconsolidated affiliate	20.7	(3.0)					17.7

Earnings (loss) before income taxes	167.1	78.7	43.1		(109.0)		179.9
Income tax expense	37.3	38.5	9.1	(EE)	(22.9)	(EE)	62.0

Net earnings (loss)	129.8	40.2	34.0		(86.1)		117.9
Net earnings attributable to noncontrolling interests	8.1	—	28.3	(II)	1.1	(II)	37.5

Net earnings (loss) attributable to controlling interest	$121.7	$40.2	$5.7		$(87.2)		$80.4

Basic
Weighted average common shares outstanding	49.7						49.7

Earnings per common share attributable to controlling interest	$2.46						$1.62

Diluted
Weighted average common shares outstanding	50.7						50.7

Earnings per common share attributable to controlling interest	$2.40						$1.59

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The pro forma adjustments have been prepared as if the acquisition had been consummated on February 28, 2026, in the case of the unaudited pro forma condensed combined balance sheet, and, in the case of the unaudited pro forma condensed combined statements of earnings, as if the acquisition had been consummated on June 1, 2024, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of earnings.

The unaudited pro forma condensed combined financial information has been prepared assuming the acquisition method of accounting in accordance with U.S. GAAP. Under this method, Klöckner’s assets and liabilities will be recorded at their respective fair values. Any difference between the purchase price for Klöckner and the fair value of the identifiable net assets acquired will be recorded as goodwill. The pro formas are based on preliminary accounting conclusions and are subject to potential revisions upon further analysis.

The pro forma adjustments represent management’s estimates based on information available as of the date of this Current Report and are subject to change as additional information becomes available and additional analyses are performed.

One-time direct and incremental transaction costs will be expensed as incurred under ASC 805 and are assumed to be cash settled.

Worthington Steel performed a preliminary accounting policy analysis, and no material impacts were determined to be required to align Klöckner’s accounting policies with Worthington Steel’s. As such, no adjustments have been applied based on this analysis. A more comprehensive comparison and assessment will occur, which may result in the identification of differences that could be material.

Worthington Steel and Klöckner have not had a material historical relationship prior to the Klöckner Acquisition. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

2.	Presentation Adjustments to Klöckner’s Historical As Reported Financial Statements

Klöckner’s historical balances were derived from their historical financial statements described above and are presented in accordance with IFRS as adopted by the EU and in its presentation and reporting currency of EUR. The table below presents adjustments to align Klöckner’s historical financial statements with Worthington Steel’s, which are presented in accordance with U.S. GAAP and in its presentation and reporting currency of USD.

During the preparation of the unaudited pro forma condensed combined financial information, Worthington Steel performed a preliminary review of Klöckner’s financial information to identify differences in financial statement presentation and accounting policy as compared to the presentation of Worthington Steel. Based on the information currently available, certain adjustments have been made to Klöckner’s historical financial statements to conform to Worthington Steel’s presentation. Upon consummation of the Klöckner Acquisition, further review of Klöckner’s financial statements may result in additional adjustments, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

Refer to the table below for preliminary reconciliation of the historical financial information of Klöckner to Worthington Steel’s presentation:

	Unaudited Condensed Consolidated Statement of Financial Position as of March 31, 2026
Klöckner Financial Statement Line	Klöckner Historical	Klöckner As Converted	Reclassifications			GAAP Conversion			Klöckner As Adjusted	Worthington Financial Statement Line
(in $ millions, except Klöckner Historical)	EUR	(i)	(ii)			(iii)
Assets
Non-current assets
Intangible assets	€178.4	$206.1	$(97.6)	(a	)				$108.5	Other intangible assets, net of accumulated amortization
			97.6	(a	)				97.6	Goodwill
						235.2	(a	)	235.2	Operating lease right-of-use assets
			248.1	(b	)	(235.2)	(a	)	12.9	Finance lease right-of-use assets, net of accumulated amortization
Property, plant and equipment	889.0	1,027.0	(248.1)	(b	)				789.4	Property, plant and equipment, net
			10.5	(g	)
			359.8	(c	)				359.8	Other assets
Investment property	9.1	10.5	(10.5)	(g	)				—
Other financial assets	28.7	33.1	(33.1)	(c	)				—
Other non-financial assets	282.7	326.7	(326.7)	(c	)				—
Deferred tax assets	10.3	11.9							11.9	Deferred income taxes

Total non-current assets	1,398.2	1,615.3	—			—			1,615.3
Current assets
Inventories	1,187.7	1,372.2							1,372.2	Inventories
Trade receivables	838.3	968.5	34.1	(d	)				1,002.6	Receivables, less allowances
Contract assets	69.1	79.8	(79.8)	(e	)				—
			166.9	(e	)				166.9	Prepaid expenses and other current assets
Supplier bonus receivables	29.5	34.1	(34.1)	(d	)				—
Current income tax receivables	39.9	46.1							46.1	Income taxes receivable
Other financial assets	11.5	13.3	(13.3)	(e	)				—
Other non-financial assets	63.8	73.8	(73.8)	(e	)				—
Cash and cash equivalents	53.3	61.6							61.6	Cash and cash equivalents
Assets held for sale	14.9	17.2							17.2	Assets held for sale

Total current assets	2,308.1	2,666.6	—			—			2,666.6	Total current assets

Total assets	€3,706.3	$4,281.9	$—			$—			$4,281.9	Total assets

Equity and liabilities
Equity
Subscribed capital	€249.4	$288.1							$288.1	Common shares
Capital reserves	568.6	656.9							656.9	Additional Paid-in Capital
Retained earnings	455.2	525.9							525.9	Retained Earnings
Accumulated other comprehensive income	367.7	424.9							424.9	Accumulated other comprehensive income (loss), net of taxes

Equity attributable to shareholders of Klöckner & Co SE	1,641.0	1,895.8	—			—			1,895.8	Total Shareholders’ equity - controlling interest
Non-controlling interests	6.8	7.9							7.9	Noncontrolling interests

Total equity	1,647.8	1,903.7	—			—			1,903.7	Total equity
Non-current liabilities
			30.9	(f	)				30.9	Other liabilities
Provisions for pensions and similar obligations	16.4	18.9	(18.9)	(f	)				—
Other provisions and accrued liabilities	10.1	11.7	(11.7)	(f	)				—
			212.9	(b	)	(197.0)	(a	)	15.9	Noncurrent finance lease liabilities
						197.0	(a	)	197.0	Noncurrent operating lease liabilities
Non-current financial liabilities	963.1	1,112.6	(212.9)	(b	)				899.7	Long-term debt
Other financial liabilities	0.3	0.3	(0.3)	(f	)				—
Deferred tax liabilities	98.3	113.6							113.6	Deferred income taxes

Total non-current liabilities	1,088.2	1,257.1	0.0			—			1,257.1
Current liabilities
Other provisions and accrued liabilities	67.9	78.4	(24.7)	(i	)				53.7	Accrued compensation, contributions to employee benefit plans and related taxes
Income tax liabilities	26.5	30.7							30.7	Income taxes payable
			51.8	(b	)	(49.7)	(a	)	2.1	Current finance lease liabilities
Current financial liabilities	177.1	204.6	(51.8)	(b	)				152.8	Short-term borrowings
Trade payables	626.8	724.3							724.3	Accounts payable
			83.1	(h	)				107.8	Other accrued items
			24.7	(i	)
						49.7	(a	)	49.7	Current operating lease liabilities

	Unaudited Condensed Consolidated Statement of Financial Position as of March 31, 2026
Klöckner Financial Statement Line	Klöckner Historical	Klöckner As Converted	Reclassifications			GAAP Conversion	Klöckner As Adjusted	Worthington Financial Statement Line
(in $ millions, except Klöckner Historical)	EUR	(i)	(ii)			(iii)
Other financial liabilities	18.8	21.7	(21.7)	(h	)		—
Non-financial contract liabilities	16.8	19.4	(19.4)	(h	)		—
Advance payments received	2.4	2.7	(2.7)	(h	)		—
Other non-financial liabilities	34.1	39.3	(39.3)	(h	)		—

Total current liabilities	970.4	1,121.1	—			—	1,121.1	Total current liabilities

Total liabilities	2,058.5	2,378.2	0.0			—	2,378.2	Total liabilities

Total equity and liabilities	€3,706.3	$4,281.9	$0.0			$—	$4,281.9	Total liabilities, mezzanine equity, and equity

Unaudited Condensed Consolidated Statement of Income for the Period from July 1, 2025 to March 31, 2026
Klöckner Financial Statement Line	Klöckner Historical	Klöckner As Converted	Becker Disposal	Reclassifications			GAAP Conversion			Klöckner As Adjusted	Worthington Financial Statement Line
(in $ millions, except Klöckner Historical)	EUR	(i)	(iv)	(ii)			(iii)
Sales	4,639.2	$5,416.9	$(670.7)	(39.1)	(f	)				$4,707.1	Net sales
Changes in inventory	6.4	7.4	(21.2)	13.8	(c	)				—
				(288.9)	(a	)	(5.2)	(a	)	(4,386.0)	Cost of goods sold
				(84.1)	(b	)
				(3,786.0)	(c	)
				(260.9)	(d	)
				39.1	(f	)
Own work capitalized	0.8	1.0		(1.0)	(c	)				—
				(167.5)	(a	)	(1.7)	(a	)	(277.9)	Selling, general and administrative expense
				(11.7)	(b	)
				(97.0)	(d	)
				21.7	(e	)				21.7	Miscellaneous income (expense), net
Other operating income	52.3	61.0	(1.0)	(7.9)	(d	)				—		(1)
				(52.1)	(e	)
Cost of materials	(3,780.0)	(4,413.7)	637.4	3,776.3	(c	)				—
Personnel expenses	(439.0)	(512.6)	43.4	469.2	(a	)				—
Depreciation and amortization	(90.2)	(105.3)	8.8	96.5	(b	)				—
Impairment losses of intangible assets and property, plant and equipment	(1.0)	(1.2)	—	(0.7)	(b	)				(1.9)	Impairment of assets
				(12.8)	(a	)				6.7	Restructuring and other (income) expense, net	(1)
				(3.1)	(c	)
				(12.9)	(d	)
				35.5	(e	)
Reversals of impairments of intangible assets and property, plant and equipment	0.1	0.1	—				(0.1)	(b	)	—
Other operating expenses	(368.2)	(429.9)	51.2	378.7	(d	)				—

Operating result	20.4	23.7	47.9	5.1			(7.0)			69.7
Income from investments	(0.3)	(0.4)	(0.2)							(0.6)	Equity in net income (loss) of unconsolidated affiliate
Finance income	5.8	6.7	(1.6)	(5.1)	(e	)				—
Finance expenses	(41.1)	(47.8)	8.2				6.9	(a	)	(32.7)	Interest expense, net

Financial result	(35.3)	(41.1)	6.6	(5.1)			6.9			(32.7)

Income (loss) before taxes	(15.2)	(17.8)	54.3	0.0			(0.1)			36.4
Income taxes	(16.1)	(18.8)	—							(18.8)	Income tax expense

Net income (loss)	€(31.3)	$(36.6)	$54.3	0.0			$(0.1)			$17.6

(1)

Certain balances will flip from negative to positive when mapped to Worthington Steel’s financial statement presentation; as such, the Worthington Steel Financial Statement Line title may not reflect the nature of the balance as reflected here. Please refer to the face of the unaudited pro forma financial information, where this presentation has been aligned with the titling shown here.

Unaudited Condensed Consolidated Statement of Income for the Period from July 1, 2024 to June 30, 2025
Klöckner Financial Statement Line	Klöckner Historical	Klöckner As Converted	Becker Disposal	Reclassification		GAAP Conversion		Klöckner As Adjusted	Worthington Financial Statement Line
(in $ millions, except Klöckner Historical)	EUR	(i)	(iv)	(ii)		(iii)
Sales	€6,439.6	$7,006.7	$(833.1)	$(50.8)	(f)			$6,122.8	Net sales
				(354.2)	(a)	(4.0)	(a)	(5,684.7)	Cost of goods sold
				(106.5)	(b)
				(4,939.9)	(c)
				(330.9)	(d)
				50.8	(f)
Changes in inventory	(32.5)	(35.3)	16.3	19.0	(c)			—
				21.2	(e)			21.2	Miscellaneous income, net
Other operating income	37.7	41.1	(4.3)	(10.0)	(d)			—
				(26.8)	(e)
Cost of materials	(5,248.6)	(5,710.7)	789.2	4,921.5	(c)			—
				(205.3)	(a)	(1.3)	(a)	(344.6)	Selling, general and administrative expense
				(14.9)	(b)
				(123.1)	(d)
Personnel expenses	(565.4)	(615.1)	50.7	564.4	(a)			—
Depreciation and amortization	(123.0)	(133.8)	11.5	122.3	(b)			—
Impairment losses of intangible assets and property, plant and equipment	(3.2)	(3.5)	—	(0.9)	(b)			(4.4)	Impairment of assets
				(4.9)	(a)			(37.6)	Restructuring and other (income) expense, net
				(0.6)	(c)
				(38.9)	(d)
				6.8	(e)
Reversals of impairments of intangible assets and property, plant and equipment	0.1	0.1	—			(0.1)	(b)	—
Other operating expenses	(520.3)	(566.4)	63.5	502.9	(d)			—

Operating result	(15.6)	(16.9)	93.8	1.2		(5.4)		72.7
Income from investments	(1.7)	(1.9)	—					(1.9)	Equity in net income (loss) of unconsolidated affiliate
Finance income	3.5	3.8	(2.6)	(1.2)	(e)			—
Finance expenses	(57.2)	(62.3)	16.8			5.3	(a)	(40.2)	Interest expense, net

Financial result	(53.7)	(58.5)	14.2	(1.2)		5.3		(40.2)

Income (loss) before taxes	(71.0)	(77.3)	108.0	0.0		(0.1)		30.6
Income taxes	(74.6)	(81.2)	—					(81.2)	Income tax expense

Net income (loss)	€(145.6)	$(158.5)	$108.0	$0.0		$(0.1)		$(50.6)

Unaudited Condensed Consolidated Statement of Income for the Period from April 1, 2025 to March 31, 2026
Klöckner Financial Statement Line	Klöckner Historical	Klöckner As Converted	Becker Disposal	Reclassifications		GAAP Conversion		Klöckner As Adjusted	Worthington Financial Statement Line
(in $ millions, except Klöckner Historical)	EUR	(i)	(iv)	(ii)		(iii)
Sales	6,282.0	$7,282.9	$(874.9)	(52.8)	(f)			$6,355.2	Net sales
Changes in inventory	6.1	7.0	(18.2)	11.2	(c)			—
				(382.0)	(a)	(6.9)	(a)	(5,891.8)	Cost of goods sold
				(111.4)	(b)
				(5,098.2)	(c)
				(346.1)	(d)
				52.8	(f)
Own work capitalized	0.8	1.0		(1.0)	(c)			—
				(221.4)	(a)	(2.3)	(a)	(368.0)	Selling, general and administrative expense
				(15.6)	(b)
				(128.7)	(d)
				25.4	(e)			25.4	Miscellaneous income (expense), net
Other operating income	58.9	68.3	(1.5)	(10.5)	(d)			—		(1)
				(56.3)	(e)
Cost of materials	(5,102.7)	(5,915.7)	824.6	5,091.1	(c)			—
Personnel expenses	(580.3)	(672.8)	56.6	616.2	(a)			—
Depreciation and amortization	(120.2)	(139.4)	11.4	128.0	(b)			—
Impairment losses of intangible assets and property, plant and equipment	(1.0)	(1.2)	—	(1.0)	(b)			(2.2)	Impairment of assets
				(12.8)	(a)			3.5	Restructuring and other (income) expense, net	(1)
				(3.1)	(c)
				(15.8)	(d)
				35.2	(e)
Reversals of impairments of intangible assets and property, plant and equipment	0.1	0.1	—			(0.1)	(b)	—
Other operating expenses	(490.7)	(568.8)	67.7	501.1	(d)			—

Operating result	53.0	61.4	65.7	4.3		(9.3)		122.1
Income from investments	(2.5)	(2.8)	(0.2)					(3.0)	Equity in net income (loss) of unconsolidated affiliate
Finance income	6.1	7.1	(2.8)	(4.3)	(e)			—
Finance expenses	(52.8)	(61.2)	11.6			9.2	(a)	(40.4)	Interest expense, net

Financial result	(46.7)	(54.1)	8.8	(4.3)		9.2		(40.4)

Income (loss) before taxes	3.8	4.5	74.3	(0.0)		(0.1)		78.7
Income taxes	(33.2)	(38.5)	—					(38.5)	Income tax expense

Net income (loss)	€(29.4)	$(34.0)	$74.3	(0.0)		$(0.1)		$40.2

(1)

Certain balances will flip from negative to positive when mapped to Worthington Steel’s financial statement presentation; as such, the Worthington Steel Financial Statement Line title may not reflect the nature of the balance as reflected here. Please refer to the face of the unaudited pro forma financial information, where this presentation has been aligned with the titling shown here.

(i)

The financial statements of Klöckner have been translated into USD for the purpose of presentation in the unaudited pro forma condensed combined financial information using the following exchange rates:

a.	The spot rate as of March 31, 2026 of EUR 1.00 to USD 1.1553 for the unaudited condensed consolidated statement of financial position as of March 31, 2026.

b.

The average exchange rate for the period July 1, 2025 through March 31, 2026 of EUR 1.00 to USD 1.167645 for the unaudited condensed consolidated statement of income for the nine months ended March 31, 2026.

c.

The average exchange rate for the period July 1, 2024 through June 30, 2025 of EUR 1.00 to USD 1.088049 for the unaudited condensed consolidated statement of income for the twelve months ended June 30, 2025.

d.

The average exchange rate for the period April 1, 2025 through March 31, 2026 of EUR 1.00 to USD 1.159324 for the unaudited condensed consolidated statement of income for the twelve months ended March 31, 2026.

(ii)	Reflects reclassification adjustments to conform Klöckner’s historical balances to the financial statement presentation of Worthington Steel.

•	Unaudited Condensed Consolidated Statement of Financial Position Impact:

a)	Represents the reclassification of historical Klöckner’s goodwill previously presented within Intangible assets to Goodwill.

b)

Represents the reclassification of historical Klöckner’s right-of-use assets presented previously within Property, plant and equipment to Finance lease right-of-use assets, net of accumulated amortization. Further, it represents reclassification of historical Klöckner’s lease liability within current financial liabilities and non-current financial liabilities to Current finance lease liabilities and Non-current finance liabilities, respectively.

c)	Represents the reclassification of historical Klöckner’s Other non-financial assets and Other financial assets to Other assets.

d)	Represents the reclassification of historical Klöckner’s Supplier bonus receivables to Receivables, less allowances.

e)	Represents the reclassification of historical Klöckner’s Contract assets, Other financial assets and Other non-financial assets to Prepaid expenses and other current assets.

f)	Represents the reclassification of historical Klöckner’s Other provisions and accrued liabilities, Other financial liabilities, and Provision for pension and similar obligations to Other liabilities.

g)	Represents the reclassification of historical Klöckner’s Investment property to Property, plant and equipment, net.

h)

Represents the reclassification of historical Klöckner’s Other financial liabilities, Other non-financial liabilities, Other non-financial contract liabilities, and Advance payments received to Other accrued items.

i)	Represents the reclassification of a portion of historical Klöckner’s Other provisions and accrued liabilities to Other accrued items.

•	Unaudited Condensed Consolidated Statement of Income for the Nine Months Ended March 31, 2026, for the Twelve Months Ended June 30, 2025, and for the Twelve Months Ended March 31, 2026:

a)	Represents the reclassification of historical Klöckner’s Personnel expenses to Cost of goods sold, Selling, general and administrative expense, and Restructuring and other (income) expense, net.

b)	Represents the reclassification of historical Klöckner’s Depreciation and amortization to Impairment of assets, Cost of goods sold, and Selling, general and administrative expense.

c)	Represents the reclassification of historical Klöckner’s Cost of materials, Own work capitalized, and Changes in inventory to Cost of goods sold and Restructuring and other (income) expense, net.

d)

Represents the reclassification of historical Klöckner’s Other operating expenses to Cost of goods sold, Selling, general and administrative expense, Miscellaneous income (expense), net, and Restructuring and other (income) expense, net.

e)	Represents the reclassification of historical Klöckner’s Finance income and Other operating income to Miscellaneous income (expense), net and Restructuring and other (income) expense, net.

f)	Represents the reclassification of historical Klöckner’s scrap sales presented previously within Sales to Cost of goods sold.

(iii)	The historical consolidated financial statements of Klöckner have been converted from IFRS to U.S. GAAP.

Based on a preliminary review performed by Worthington Steel of Klöckner’s historical consolidated financial statements, the following adjustments have been made to reflect Klöckner’s historical consolidated statement of financial position and consolidated statement of income on a U.S. GAAP basis for the purposes of the unaudited pro forma condensed combined financial information.

a.

Leases: Under IFRS, lessees have only one lease classification, which is similar to the finance lease classification under U.S. GAAP. Based on a preliminary review of the nature of Klöckner’s lease arrangements, substantially all of Klöckner’s leases are expected to be classified as operating leases under U.S. GAAP. As a result, adjustments have been made to replace the historical amortization of right-of-use assets and interest expense recognized by Klöckner under IFRS with straight-line lease expense. The following adjustments have been made for Klöckner’s operating leases under U.S. GAAP:

•

Unaudited Condensed Consolidated Balance Sheet Impact: Reflects the reclassification of Finance lease right-of-use assets to Operating lease right-of-use assets. Further, reflects the reclassification of Noncurrent finance lease liabilities to Noncurrent operating lease liabilities and Current finance lease liabilities to Current operating lease liabilities.

As of March 31, 2026
($ millions)
Decrease in Finance lease right-of-use assets	235.2
Increase in Operating lease right-of-use assets	235.2
Increase in Noncurrent operating lease liabilities	197.0
Decrease in Noncurrent finance lease liabilities	197.0
Increase in Current operating lease liabilities	49.7
Decrease in Current finance lease liabilities	49.7

•

Unaudited Condensed Consolidated Statement of Income Impact: Reflects the reclassification of interest expense based on IFRS presentation to U.S. GAAP presentation which involves an increase in Cost of goods sold and Selling, general and administrative expense and decrease in Interest expense, net.

	For the Period from July 1, 2025 to March 31, 2026	For the Period from July 1, 2024 to June 30, 2025	For the Period from April 1, 2025 to March 31, 2026
	($ millions)
Increase in Cost of goods sold	5.2	4.0	6.9
Increase in Selling, general and administrative expense	1.7	1.3	2.3
Decrease in Interest expense, net	6.9	5.3	9.2

b.

Reversals of impairments of intangible assets and property, plant and equipment: Under IFRS, if certain criteria are met, the reversal of impairments, other than those of goodwill, is permitted whereas under U.S. GAAP, the reversal of impairments are prohibited. The following adjustment has been made for historical Klöckner’s reversal of impairment reversals previously recognized for intangible assets and property, plant and equipment under U.S. GAAP:

•	Unaudited Condensed Consolidated Statement of Income Impact: Reflects the reversal of impairment reversals previously recognized for intangible assets and property, plant and equipment.

	For the Period from July 1, 2025 to March 31, 2026	For the Period from July 1, 2024 to June 30, 2025	For the Period from April 1, 2025 to March 31, 2026
	($ millions)
Decrease in Reversals of impairments of intangible assets and property, plant and equipment	0.1	0.1	0.1

(iv)

Reflects the elimination of the historical results of the Becker Group, a subsidiary of Klöckner, which is in the process of being sold. Klöckner announced the planned divestment of the Becker Group on January 15, 2026, and Klöckner has received non-binding acquisition offers from several interested parties subsequent to March 31, 2026. As of March 31, 2026, the criteria for classification as held for sale under IFRS 5 had not yet been met. The Becker Group has been determined to be insignificant to both Klöckner and Worthington Steel. For further information related to this planned sale, refer to the Klöckner financial statements as of and for the three months ended March 31, 2026.

3.	Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of February 28, 2026

The adjustments included in the unaudited pro forma condensed combined balance sheet as of February 28, 2026 are as follows:

(A)	Reflects purchase price consideration as well as the purchase price allocation adjustments to record Klöckner’s assets and liabilities at estimated fair value based on the consideration conveyed.

The preliminary purchase price was allocated among the identified assets to be acquired, based on a preliminary analysis. The deferred income taxes represent the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation. Deferred taxes associated with estimated fair value adjustments were calculated using the statutory corporate income tax rate of 21%. The estimates of fair value are based upon preliminary valuation assumptions, and are believed to be reasonable, but are inherently uncertain and unpredictable. As a result, actual results may differ from estimates, and the difference may be material.

As part of the allocation of purchase price, the Company has excluded balances related to the Becker Group, a subsidiary of Klöckner, which is in the process of being sold, as described in Note 2 above. For further information related to this planned sale, refer to Klöckner financial statements as of and for the three months ended March 31, 2026.

The following presents preliminary estimates of (i) the assets acquired and the liabilities assumed by Worthington Steel in the Klöckner Acquisition, and (ii) purchase consideration.

Net Assets Identified	Preliminary Estimate of Fair Value ($ in millions)
Cash and cash equivalents	61.5
Receivables, less allowances	861.2
Total inventories	1,176.1
Income taxes receivable	46.1
Assets held for sale	17.2
Prepaid expenses and other current assets	148.5
Operating lease right-of-use assets	244.5
Finance lease right-of-use assets, net of accumulated amortization	18.0

Deferred income taxes	67.0
Other assets	359.7
Total property, plant and equipment, net[1]	544.1
Accounts payable	(639.3)
Short-term borrowings	(151.6)
Accrued compensation, contributions to employee benefit plans and related taxes	(42.9)
Other accrued items	(106.7)
Current operating lease liabilities	(48.3)
Current finance lease liabilities	(2.1)
Income taxes payable	(30.3)
Other liabilities	(29.8)
Long-term debt	(891.6)
Noncurrent operating lease liabilities	(196.2)
Noncurrent finance lease liabilities	(15.9)
Deferred income taxes	(113.6)
Non-controlling interests acquired	(7.9)

Subtotal	1,267.7
Less: Non-controlling interests in Klöckner	(483.4)

Total Value of Net Assets Identified	784.3
Value Conveyed

Cash consideration at closing	683.0
Previously purchased equity interests in Klöckner[2]	101.3

Total Purchase Consideration	784.3

1.

The property, plant and equipment fair value was primarily related to buildings and improvements, which accounted for 28% of the balance; land, which accounted for 24% of the balance; and machinery and equipment, which accounted for 39% of the balance. These asset groups in property, plant and equipment are included within Worthington Steel’s subcategories of Buildings and improvements, Land, and Machinery and equipment, respectively. The estimated weighted average remaining useful life of Building and improvements and Machinery and equipment was 19.4 years and 6.7 years, respectively. The legacy intangibles held by Klöckner on March 31, 2026 were eliminated as a result of the preliminary valuation performed. All preliminary conclusions are subject to change as further valuation procedures are performed.

2.

The Company acquired certain equity interests in Klöckner on the open market during January and February 2026. There was not a material difference between the carrying value of the equity interests and the fair value as of closing; as such, no such adjustment has been reflected herein.

(B)

Reflects the impact of nonrecurring expenses related to estimated transaction costs, primarily comprised of investment banking fees, legal fees, accounting and audit fees, and other related advisory costs. The related adjustment to the statement of earnings is reflected at adjustment (BB).

(C)

Reflects the impact of estimated cash bonuses to be paid upon closing of the Klöckner Acquisition in the amount of $21.2 million. Of this amount, $7.0 million was already incurred and accrued for as of the balance sheet date. The related income statement adjustment is reflected at adjustment (CC).

(D)

Reflects the issuance of the term loan credit facility entered into in connection with the Klöckner Acquisition (the “Term Loan Credit Facility”) and the Notes in an aggregate principal amount of $500.0 million and $900.0 million, respectively, as adjusted for debt issuance costs of $48.3 million. The related income statement adjustment is reflected at adjustment (FF).

(E)

Reflects the repayment of outstanding borrowings under Worthington Steel’s asset-based senior secured revolving credit facility scheduled to mature on November 30, 2028 in an aggregate principal amount of $192.7 million. The related income statement adjustment is reflected at adjustment (GG).

(F)

Reflects the repayment of outstanding borrowings under Klöckner’s asset-backed securities program (“ABS Program”) and the Klöckner’s revolving credit facility agreement (the “Klöckner RCF Agreement”), both scheduled to mature in 2028, in an aggregate principal amount of $87.8 million. The related income statement adjustment is reflected at adjustment (HH).

4.

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Earnings for the Nine Months Ended February 28, 2026, for the Year Ended May 31, 2025, and for the Twelve Months Ended February 28, 2026

(AA)

Reflects a decrease in Cost of goods sold and Selling, general and administrative expense. The decrease is attributable to the elimination of intangibles and an incremental decrease in depreciation and amortization due to fair value adjustment of Property, plant, and equipment.

(BB)

Reflects the recognition of nonrecurring expense related to estimated transaction costs in the amount of $19.0 million, which are primarily comprised of investment banking fees, legal fees, accounting and audit fees, and other related advisory costs. The related balance sheet adjustment is reflected at adjustment (B).

(CC)	Reflects the recognition of non-recurring compensation expense related to the cash bonuses to be paid upon closing of the Klöckner Acquisition amounting to $14.2 million.

(DD)	Reflects the recognition of non-recurring stock-based compensation expense related to the vesting of virtual stock options of Klöckner upon closing.

(EE)	Reflects the tax impact of all pro forma adjustments, calculated using a statutory corporate income tax rate of 21%.

(FF)

Reflects estimated aggregate interest expense related to the Term Loan Credit Facility and the Notes, as presented at adjustment (D), calculated using an estimated interest rate of Term SOFR plus a margin of approximately 4.0% and a fixed interest rate of approximately 8.1%, respectively. An increase or decrease of one-eighth of a percent in the interest rate would result in a change in interest expense related to Term Loan B of $0.5 million for nine months ended February 28, 2026, $0.6 million for the year ended May 31, 2025, and $0.6 million for the twelve months ended February 28, 2026. The interest rates used are estimated and may vary from the estimate once they are finalized.

(GG)	Reflects the elimination of interest expense related to Worthington Steel’s asset-based senior secured revolving credit facility scheduled to mature on November 30, 2028.

(HH)	Reflects the reduction of interest expense related to Klöckner’s ABS Program and the Klöckner RCF Agreement, both scheduled to mature in 2028, as presented at adjustment (F).

(II)

Reflects the adjustment to net income (loss) attributable to non-controlling interests based on the pro forma economic non-controlling interests. The non-controlling interest was calculated as 38%, or the percentage calculated basis of shares of Klöckner held by shareholders other than Worthington Steel as of closing of the Klöckner Acquisition; this percentage was then applied to Klöckner’s historical results and to the pro forma adjustments related to Klöckner. The following table shows the economic interest of Klöckner immediately following the Klöckner Acquisition:

	Units	%
Klöckner shares held by Worthington Steel	61,710,791	62%
Other Klöckner shareholders	38,039,209	38%

Total	99,750,000	100%

5.	Unaudited Pro Forma Earnings (Loss) per Share

Unaudited pro forma earnings (loss) per share calculations are based on the consolidated pro forma weighted average shares outstanding of Worthington Steel. The pro forma earnings (loss) per share calculations have been performed for the nine months ended February 28, 2026 the year ended May 31, 2025, and the twelve months ended February 28, 2026, assuming the acquisition occurred on June 1, 2024.

(in millions of USD, except per share amounts)	For the Nine Months Ended February 28, 2026	For the Year Ended May 31, 2025	For the Twelve Months Ended February 28, 2026
Numerator (basic & diluted):
Pro forma net earnings (loss) attributable to controlling interest – income available to common shareholders	$27.5	$(12.3)	$80.4
Denominator:
Basic earnings weighted average common shares	49.8	49.5	49.7
Effect of dilutive securities	0.9	—	1.0

Diluted earnings adjusted weighted average common shares	50.7	49.5	50.7

Pro forma basic earnings (loss) per common share attributable to controlling interest	$0.55	$(0.25)	$1.62
Pro forma diluted earnings (loss) per common share attributable to controlling interest	$0.54	$(0.25)	$1.59
Anti-dilutive non-qualified stock options and restricted common share awards	0.1	1.2	0.0

Certain non-qualified stock options and restricted common share awards were excluded from the calculation of diluted earnings per common share because their inclusion would have been anti-dilutive.